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Talmer Bancorp, Inc. Merger Receives Overwhelming Approval from Shareholders

•	Over 99 percent of Talmer Bancorp, Inc. shares that were cast voted in favor of the merger with Chemical Financial Corporation

•	The merger will create new opportunities for expanded community initiatives

TROY, MI, July 14, 2016 -- Talmer Bancorp, Inc. (“Talmer”) (Nasdaq: TLMR), the holding company for Talmer Bank and Trust, announced that shareholders have approved the merger of Talmer Bancorp, Inc., and Chemical Financial Corporation (“Chemical”), the holding company for Chemical Bank, with over 99 percent of Talmer shares cast at the meeting voting in favor of the merger. The merger will make Chemical Bank the largest bank headquartered in Michigan. The merger remains subject to Chemical shareholder approval and final regulatory approvals. Chemical’s shareholder meeting to vote on the merger is scheduled for July 19, 2016.
“Talmer has been focused on serving the interests of its shareholders and the communities where it operates,” said Gary Torgow, Chairman of the Board of Talmer Bancorp, Inc. “Talmer has delivered significant stock value performance during this period and it has invested heavily in its communities through jobs, loans, economic stimulus and community initiatives.”
The merger transaction is currently valued at approximately $1.4 billion, up from $1.1 billion at the time of the announcement in January 2016. Talmer shareholders will receive 0.4725 shares of Chemical common stock and $1.61 per share in cash. The value of the transaction will fluctuate based on Chemical’s stock price between now and the time of their closing.
“We are pleased that Talmer Bancorp shareholders supported the board with such overwhelming approval, and recognized this merger as a win-win,” said David T. Provost, chairman and CEO of Talmer Bank.

About Talmer Bancorp, Inc.
Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust. Talmer Bank and Trust operates through branches and lending offices in Michigan,
Ohio, Illinois, Indiana, and Nevada, and offers a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium‐sized businesses and individuals.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements with respect to the benefits of the merger, including statements that the merger will create new opportunities for expanded community initiatives and the expected impact of the merger on Chemical’s future financial performance. Words such as “will,” “anticipated,” “believes,” “estimated,” “expected,” “projected,” “assumed,” “approximately,” “continued,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Neither Talmer nor Chemical assumes any duty to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors relating both to the merger and the integration of Talmer into Chemical after closing include, without limitation:

•
Completion of the merger is dependent on, among other things, receipt of regulatory approvals and receipt of Chemical shareholder approval, the timing of which cannot be predicted with precision at this point and which may not be received at all.

•	The impact of the completion of the merger on Chemical’s and Talmer’s financial statements will be affected by the timing of the merger.

•
The merger may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•
The integration of Talmer’s business and operations into Chemical, which will include conversion of Talmer’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Talmer’s or Chemical’s existing businesses.

•
Chemical’s ability to achieve anticipated results from the merger is dependent on the state of the economic and financial markets going forward. Specifically, in addition to other risks, Chemical may incur more credit losses than expected and customer and employee attrition may be greater than expected.

•	The outcome of pending or threatened litigation, whether currently existing or commencing in the future, including litigation related to the merger.

•	The effect of divestitures that may be required by regulatory authorities in certain markets in which Chemical and Talmer compete.

•	The challenges of integrating, retaining and hiring key personnel.

•	Failure to attract new customers and retain existing customers in the manner anticipated.

In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of each of Talmer’s and Chemical’s Annual Reports on Form 10-K for the year ended December 31, 2015. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward-looking statement.

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